Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Related Award Incentive Plan of 1999 and the 2010 Stock Incentive Plan of SouFun Holdings Limited of our report dated April 22, 2010, with respect to the consolidated financial statements of SouFun Holdings Limited included in its Registration Statement (Form F-1 No. 333-169170) and related Prospectus for the year ended December 31, 2009 filed with the Securities and Exchange Commission.
Ernst & Young Hua Ming
Shenzhen, People’s Republic of China
March 28, 2011